SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by Registrant:                                          [ X ]
Filed by a Party other than the Registrant: [   ]

Check the appropriate box:
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[   ] Definitive Additional Materials        Rule 14a-6(e)(2))
[   ] Soliciting Materials Pursuant to Section 240.14a-11(c)
      or Section 240.14a-12

                            CompX International Inc.

 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                [LOGO GOES HERE]


                            CompX International Inc.
                       16825 Northchase Drive, Suite 1200
                              Two Greenspoint Plaza
                              Houston, Texas 77060

                                 March 30, 2000

To Our Stockholders:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of CompX International Inc., which will be held on Thursday, May 11, 2000, at 10:00 a.m., local time, at the corporate offices of Valhi, Inc. at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                                       Sincerely,




                                                       Joseph S. Compofelice
                                                       Chairman of the Board,
                                                       President and
                                                       Chief Executive Officer



                            CompX International Inc.
                       16825 Northchase Drive, Suite 1200
                              Two Greenspoint Plaza
                              Houston, Texas 77060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 11, 2000

To the Stockholders of CompX International Inc.:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), will be held on Thursday, May 11, 2000, at 10:00 a.m., local time, at the corporate offices of Valhi, Inc. at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

(1) To elect seven directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death; and

(2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The board of directors of CompX set the close of business on March 22, 2000 as the record date (the "Record Date") for the Meeting. Only holders of CompX's class A common stock, par value $0.01 per share, and class B common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. CompX's stock transfer books will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of CompX, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the place where CompX will hold the Meeting.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

                                             By Order of the Board of Directors,




                                             A. Andrew R. Louis, Secretary

Houston, Texas
March 30, 2000

                            CompX International Inc.

                       16825 Northchase Drive, Suite 1200

                              Two Greenspoint Plaza

                              Houston, Texas 77060

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                               GENERAL INFORMATION

     This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of CompX International Inc., a Delaware corporation ("CompX"), for use at the 2000 Annual Meeting of Stockholders of CompX to be held on Thursday, May 11, 2000 and at any adjournment or postponement thereof (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders (the "Notice") sets forth the time, place and purposes of the Meeting. The Notice, this proxy statement, the accompanying proxy card or voting instruction form and CompX's Annual Report to Stockholders, which includes CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Annual Report"), are first being mailed to the holders of CompX's class A common stock, par value $0.01 per share ("CompX Class A Common Stock"), and CompX's class B common stock, par value $0.01 per share ("CompX Class B Common Stock" and collectively with the CompX Class A Common Stock, the "CompX Common Stock"), on or about April 5, 2000. CompX's executive offices are located at 16825 Northchase Drive, Suite 1200, Two Greenspoint Plaza, Houston, Texas 77060.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

     The record date set by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting was the close of business on March 22, 2000 (the "Record Date"). As of the Record Date, there were 6,149,380 shares of CompX Class A Common Stock and 10,000,000 shares of CompX Class B Common Stock issued and outstanding. Each share of CompX Class A Common Stock entitles its holder to one vote on all matters to be acted on at the Meeting. Each share of CompX Class B Common Stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the votes of CompX Common Stock entitled to vote at the Meeting, counted as a single class, is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of CompX Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

     A plurality of the affirmative votes of the CompX Class A and Class B Common Stock, voting together as a single class, represented and entitled to be voted at the Meeting, is necessary to elect a director of CompX. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all of the nominees of the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors.

     Except as applicable laws may otherwise provide, any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the votes cast at the Meeting for approval.

     Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the nominees for director of the Board of Directors and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Meeting.

     Valcor, Inc. ("Valcor") directly holds 100% of the outstanding shares of CompX Class B Common Stock as of the Record Date, which represents approximately 61.9% of the outstanding shares of CompX Class A and B Common Stock combined. Valcor is a wholly owned subsidiary of Valhi, Inc. ("Valhi") and both are affiliates of Contran Corporation ("Contran"). Valhi directly holds approximately 6.1% of the outstanding shares of CompX Class A Common Stock as of the Record Date (approximately 2.3% of the combined voting power of the CompX Common Stock). Together Valcor and Valhi hold approximately 64.2% of the combined voting power of the CompX Common Stock (approximately 94.6% for the election of directors) as of the Record Date. Both Valhi and Contran are diversified holding companies that Harold C. Simmons may be deemed to control.

     Valcor and Valhi have indicated their intention to have their shares of CompX Common Stock represented at the Meeting and voted "FOR" the election of each of the nominees for director of the Board of Directors. If Valcor alone attends the Meeting in person or by proxy and votes as indicated, the Meeting will have a quorum present and the stockholders will elect all the nominees for the Board of Directors.

     Harris Trust and Savings Bank or its successor ("Harris"), the transfer agent and registrar for CompX Class A and Class B Common Stock as of the Record Date, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as inspector of election at the Meeting.

     Each holder of record of CompX Common Stock giving the proxy enclosed with this proxy statement may revoke it at any time prior to the voting of such stock at the Meeting by delivering to Harris a written revocation of the proxy, delivering to Harris a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of such stockholder's proxy.

     Employees participating in the National Cabinet Lock, Inc. Contributory Retirement Plan, as amended (the "NCL 401(k) Plan"), and The 401(k) Plan of The Fort Lock Corporation who are beneficial owners of CompX Class A Common Stock under such plans may use the enclosed voting instruction form to instruct the respective plan trustee how to vote the shares held for such employees. Each trustee will, subject to the terms of the respective plan, vote such shares in accordance with such instructions.

     The Board of Directors is making this proxy solicitation. CompX will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of CompX may solicit proxies by telephone or in person for which such persons will receive no additional compensation. Upon request, CompX will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of CompX Class A Common Stock that such entities hold of record.

                              ELECTION OF DIRECTORS

     The bylaws of CompX provide that the Board of Directors shall consist of not less than one and not more than fifteen persons, as determined from time to time by the Board of Directors in its discretion. The Board of Directors has currently set the number of directors at seven. The directors elected at the Meeting will hold office until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently directors of CompX whose terms will expire at the Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     Nominees for Director. The following information has been provided by the respective nominees for election as directors of CompX for terms expiring at the 2001 Annual Meeting of Stockholders.

     Paul M. Bass, Jr., age 64, has been a director of CompX since 1997 and is a member of the audit committee and chairman of CompX's management development and compensation committee (the "MD&C Committee"). Mr. Bass also serves as a director of Contran's less-than-majority-owned affiliate, Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. From prior to 1995, Mr. Bass has served as vice chairman of First Southwest Company, a privately owned investment banking firm. Mr. Bass is also chairman of the board of MorAmerica Private Equities Company and a director and chairman of the audit committee of California Federal Bank. Mr. Bass is currently serving as chairman of the board of Zale Lipshy University Hospital and as chairman of the board of trustees of the Southwestern Medical Foundation.

     David A. Bowers, age 62, has served as CompX's vice president and president of CompX Security Products since January 1999 and as a director of CompX since 1993. From 1993 through 1998, Mr. Bowers served as president of CompX and from 1993 to February 1998 he served as chief executive officer of CompX. Mr. Bowers has been employed by CompX and its predecessors since 1960 in various sales, marketing and executive positions, having been named president of CompX's security products and related businesses in 1979. Mr. Bowers is a trustee and chairman of the board of Monmouth College, Monmouth, Illinois.

     Joseph S. Compofelice, age 50, has served as chief executive officer and chairman of the board of CompX since February 1998, president of CompX since January 1999 and director of CompX since December 1997. From December 1997 to February 1998, he served as CompX's executive vice president. Mr. Compofelice has also served since 1995 as a director of NL Industries, Inc. ("NL"), Valhi's majority-owned titanium dioxide pigments subsidiary. He has served since prior to 1995, except for a period during 1996, as a director of Titanium Metals Corporation ("TIMET"), a company engaged in the titanium metals industry of which Tremont Corporation ("Tremont") owns approximately 39%. From prior to 1995 to 1998, Mr. Compofelice served as vice president and chief financial officer of Tremont, a company of which Valhi owns approximately 60% and that principally owns interests in NL and TIMET. From prior to 1995 to 1998, Mr. Compofelice also served as vice president and chief financial officer of NL and as executive vice president of Valhi. From 1996 to 1998, he served as vice president and chief financial officer of TIMET. Mr. Compofelice has served as an executive officer or director of various companies related to Valhi and Contran since 1988.

     Edward J. Hardin, age 57, has served as a director of CompX since 1997 and is chairman of CompX's audit committee. Mr. Hardin has served as a director of Valhi since February 2000. Mr. Hardin has been a partner of the law firm of Rogers & Hardin LLP since its formation in 1976. Mr. Hardin serves as a director of Westrup, Inc., a manufacturer of seed processing machinery, and as chairman of the board of the Harvard Center for the Study of World Religions.

     Ann Manix, age 47, has served as a director of CompX since June 1998 and is a member of the MD&C Committee. Since prior to 1995, Ms. Manix has served as a managing partner of Ducker Research Corporation, a privately held industrial research firm.

     Glenn R. Simmons, age 72, has served as a director of CompX since 1993. From 1993 to 1998, Mr. Simmons served as chairman of the board of CompX. Mr. Simmons has served as a director of Valhi or certain of Valhi's predecessors since prior to 1995. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 1995. Mr. Simmons also serves as a director of NL, Tremont and TIMET and as chairman of the board of Keystone. Mr. Simmons has been an executive officer or director of various companies related to Contran since 1969. Mr. Simmons is a brother of Harold C. Simmons. See footnote (4) to the "Security Ownership-Ownership of CompX" table below for a description of certain entities that Harold C. Simmons may be deemed to control, including, Contran, Valhi and CompX.

     Steven L. Watson, age 49, has served as a director of CompX since February 2000. Mr. Watson has been president and a director of Valhi and Contran since 1998. Mr. Watson also serves as a director of Keystone and TIMET. From prior to 1995 to 1998, Mr. Watson served as vice president and secretary of Valhi and Contran. Mr. Watson also served as vice president and secretary of CompX from 1993 to 1997. Mr. Watson has served as an executive officer and/or director of various companies related to Valhi and Contran since 1980.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings and took action by written consent in lieu of a meeting on two occasions in 1999. Each of the directors participated in at least 75% of all of the 1999 meetings of the Board of Directors and its committees on which the director served.

     The Board of Directors has established and delegated authority to the following standing committees.

     Audit Committee. The principal responsibilities of the audit committee are to select CompX's independent auditors; to review with the independent auditors the scope and results of the annual auditing engagement, the procedures for internal auditing, the system of internal accounting controls and internal audit results; and to direct and supervise special audit inquiries. The current members of the audit committee are Edward J. Hardin (chairman) and Paul M. Bass, Jr. The audit committee held three meetings in 1999.

     Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to review and approve certain matters involving executive compensation; to make recommendations to the Board of Directors regarding certain compensation matters involving the chief executive officer; to take action or to review and make recommendations to the Board of Directors regarding CompX's employee benefit plans or programs; to administer and grant awards under the CompX International Inc. 1997 Long-Term Incentive Plan (the "1997 Plan"); to administer and grant certain awards under the CompX International Inc. Variable Compensation Plan; and to review and administer such other compensation matters as the Board of Directors may direct from time to time. The current members of the MD&C Committee are Paul M. Bass, Jr. (chairman) and Ann Manix. The MD&C Committee held two meetings in 1999 and took action by written consent in lieu of a meeting on one occasion.

     The Board of Directors does not have a nominating committee or any committee performing a similar function. All matters that would be considered by such a committee are acted upon by the full Board of Directors. The Board of Directors will consider recommendations by stockholders of CompX with respect to the election of directors if such recommendations are submitted in writing to the secretary of CompX and received not later than December 31 of the year prior to the next annual meeting of stockholders. Such recommendations should be accompanied by a full statement of qualifications and confirmation of the nominee's willingness to serve.

     Members of the standing committees will be elected at the annual meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to the current executive officers of CompX. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Joseph S. Compofelice and David A. Bowers is set forth under "Election of Directors-Nominees for Director."

            Name                   Age                            Position(s)
----------------------------      -----  ------------------------------------------------------------
Joseph S. Compofelice.......       50    Chairman of the Board, President and Chief Executive Officer
David A. Bowers.............       62    Vice President and President of CompX Security Products
Robert L. Janson............       47    Vice President, Business Development and Marketing
John A. Miller..............       51    Vice President, Chief Financial Officer and Treasurer
Ronald J. Simmons...........       61    Vice President and President of CompX Americas
Todd W. Strange.............       42    Vice President and Controller

     Robert L. Janson has served as vice president, business development and marketing of CompX since March 2000. From 1997 to March 2000, Mr. Janson served as vice president of international business development for Accuride International, Inc., a leading manufacturer of ball bearing drawer slides serving multiple industries. From prior to 1995 to 1997, Mr. Janson served as senior vice president, global marketing and product development for the Toro Company, a manufacturer of irrigation products for commercial, retail and agricultural markets.

     John A. Miller has served as vice president, chief financial officer and treasurer of CompX since January 1999. From 1995 to December 1998, Mr. Miller served as principal in the Advanced Cost Management Competency Center of Arthur Andersen LLP. Prior to 1995, he served as president and owner of Miller Newlin Consulting, a management consulting firm.

     Ronald J. Simmons has served as CompX's vice president and president of CompX Americas since January 1999. From 1997 to 1998, Mr. Simmons served as a vice president of CompX. He also has served as president of CompX's wholly owned subsidiary, Waterloo Furniture Components Limited ("Waterloo"), since prior to 1995.

     Todd W. Strange has served as vice president and controller of CompX since December 1998. From 1997 to 1998, Mr. Strange served as chief financial officer of Draper-Texmaco, Inc., a manufacturer of textile machinery. From 1995 to 1997, he served as vice president of finance and treasurer of BPM Technology, Inc., a manufacturer of office machinery that produced three dimensional models of objects. Prior to 1995, Mr. Strange was corporate accounting manager for KEMET Electronics Corporation, a manufacturer of electronic capacitors.

                               SECURITY OWNERSHIP

     Ownership of CompX. The following table and footnotes set forth as of the Record Date the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "Commission"), of CompX Class A and Class B Common Stock held by each person or group of persons known to CompX to own beneficially more than 5% of the outstanding shares of CompX Class A or Class B Common Stock, each director of CompX, each executive officer of CompX named in the Summary Compensation Table below (a "named executive officer") and all directors and executive officers of CompX as a group. See footnote (4) below for information concerning individuals and entities that may be deemed to own indirectly and beneficially those shares of CompX Common Stock that Valcor and Valhi directly hold. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.

                                                                                                         CompX Class
                                                                                                         A and Class
                                                                                                          B Common
                                       CompX Class A Common Stock         CompX Class B Common Stock        Stock
                                    --------------------------------     ----------------------------      Combined
                                    Amount and Nature of     Percent     Amount and Nature                Percent of
                                         Beneficial         of Class      of Beneficial       Percent       Class
Beneficial Owner                         Ownership (1)       (1)(2)        Ownership (1)      of Class      (1)(2)
----------------                    --------------------    ---------    -----------------   ----------   ----------

Valcor, Inc...................            -0-  (3)(4)          -0-      10,000,000  (3)(4)      100%        61.9%
Valhi, Inc....................        374,000  (3)(4)          6.1%            -0-  (3)(4)       -0-         2.3%
                                      -------                 -----     ----------              ----        -----
                                      374,000  (4)             6.1%     10,000,000  (4)         100%        64.2%

T. Rowe Price Associates, Inc.      1,152,400  (5)            18.7%            -0-               -0-         7.1%
David L. Babson and Company
   Incorporated...............        826,300  (6)            13.4%            -0-               -0-         5.1%
FMR Corp......................        785,266  (7)            12.8%            -0-               -0-         4.9%
MassMutual Institutional Funds
   - MassMutual Small Cap
   Value Equity Fund..........        446,300  (8)             7.3%            -0-               -0-         2.8%
Dalton, Greiner, Hartman,
   Maher & Co.................        315,400  (9)             5.1%            -0-               -0-         2.0%

Paul M. Bass, Jr..............          1,300  (4)(10)          *              -0-               -0-          *
David A. Bowers...............         36,220  (4)(10)          *              -0-               -0-          *
Joseph S. Compofelice.........        151,200  (10)(11)        2.4%            -0-               -0-          *
Edward J. Hardin..............          4,800  (10)             *              -0-               -0-          *
Ann Manix.....................            900  (10)             *              -0-               -0-          *
Glenn R. Simmons..............         27,120  (4)(10)          *              -0-               -0-          *
Steven L. Watson..............          5,000  (4)(10)          *              -0-               -0-          *
Ronald J. Simmons.............         19,320  (10)             *              -0-               -0-          *
John A. Miller................          8,000  (10)             *              -0-               -0-          *
Todd W. Strange...............          3,000  (10)             *              -0-               -0-          *
All directors and executive
   officers of CompX as a
   group (11 persons) ........        256,860  (4)(10)(11)     4.1%            -0-               -0-         1.6%
------------

*    Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals and group have sole investment power and sole voting power as to all shares of CompX
     Common Stock set forth opposite their names. The number of shares and percentage of ownership of CompX Class A Common Stock for each person or group assumes the exercise by such person or group (exclusive of others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 6,149,380 shares of CompX Class A Common Stock outstanding as of the Record Date.

(3) The business address of Valcor and Valhi is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(4) Valhi is the direct holder of 100% of the outstanding common stock of Valcor. As a result, as of the Record Date, Valhi holds, directly and indirectly through Valcor, approximately 64.2% of the combined voting power of the CompX Common Stock (approximately 94.6% for the election of directors). In certain instances, shares of CompX Class B Common Stock are automatically convertible into shares of CompX Class A Common Stock.

     ValhiGroup, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran are the direct holders of approximately 81.8%, 9.5% and 1.2%, respectively, of the outstanding common stock of Valhi. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest. Substantially all of Contran's outstanding voting stock is held either by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee, or by Mr. Simmons directly. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares that the Trusts hold.

     Harold C. Simmons is the chairman of the board and chief executive officer of Valcor, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. By virtue of the holding of the offices, the stock ownership and his service as trustee, all as described above, Mr. Simmons may be deemed to control certain of such entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of CompX Common Stock directly held by Valcor or Valhi. Mr. Simmons, however, disclaims beneficial ownership of the shares of CompX Common Stock beneficially owned, directly or indirectly, by any of such entities.

     The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 0.5% of the outstanding shares of Valhi common stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board and chief executive officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi common stock held by the Foundation.

     The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.4% of the outstanding Valhi common stock. Boston Safe Deposit and Trust Company serves as trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims such beneficial ownership of the shares beneficially owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

     The Combined Master Retirement Trust (the "Master Trust") holds approximately 0.1% of the outstanding shares of Valhi common stock. Valhi established the Master Trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the Master Trust and a member of the trust investment committee for the Master Trust. Paul M. Bass, Jr. is also a member of the trust investment committee for the Master Trust. Valhi's board of directors select the trustee and members of the trust investment committee for the Master Trust. Harold C. Simmons and Glenn R. Simmons are members of Valhi's board of directors and along with David A. Bowers and Steven L. Watson are participants in one or more of the employee benefit plans that invest through the Master Trust. Each of such persons disclaims beneficial ownership of the shares held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

     For purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the Record Date, 1,186,200 shares of Valhi common stock that a subsidiary of NL, Valhi's majority-owned titanium dioxide pigments subsidiary, directly holds and 1,000,000 shares of Valhi common stock that Valmont Insurance Company ("Valmont"), a wholly owned subsidiary of Valhi, directly holds are excluded from the amount of Valhi common stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares as treasury stock for voting purposes.

     The business address of VGI, National, NOA, Dixie Holding, the Master Trust, the Foundation and Contran is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(5) Based on a Schedule 13G/A dated February 14, 2000 T. Rowe Price Associates, Inc. ("T. Rowe Price") and the T. Rowe Price Small-Cap Stock Fund, Inc. ("T. Rowe Small-Cap Fund") filed with the Commission. These shares are shares that various individuals and institutional investors own for which
     T. Rowe Price is an investment advisor and of which T. Rowe Price has sole voting power over 338,700 shares and over all of which T. Rowe Price has sole dispositive power. T. Rowe Small-Cap Fund, an investment company sponsored by T. Rowe Price, has sole voting power over 485,000 of these shares. T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of these securities. The address of T. Rowe Price and the
     T. Rowe Small-Cap Fund is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) Based on a Schedule 13G/A dated February 1, 2000 David L. Babson and Company Incorporated ("Babson") filed with the Commission. These shares are shares that various investment counseling clients own for which Babson is an investment advisor. The address of Babson is One Memorial Drive, Cambridge, Massachusetts 02142-1300.

(7) Based on a Schedule 13G/A dated February 14, 2000 FMR Corp., Edward C. Johnson, 3d and Abigail P. Johnson filed with the Commission. These shares include (i) 567,566 shares various investment companies own for which Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is an investment advisor and over which Mr. Johnson and FMR Corp., through its control of Fidelity, and the investment companies have sole power to dispose; and (ii) 217,700 shares over which Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., serves as investment manager and over which Mr. Johnson and FMR Corp. have sole voting and dispositive power. Along with Mr. Johnson, Abigail Johnson may be deemed to be part of a controlling group with respect to FMR Corp. and may be deemed to have the same voting and dispositive powers over these shares as Mr. Johnson. The address of the FMR Corp. and Mr. Edward and Ms. Abigail Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) Based on a Schedule 13G/A dated February 7, 2000 MassMutual Institutional Funds - MassMutual Small Cap Value Equity Fund ("MassMutual") filed with the Commission. These shares are shares that the MassMutual Institutional Funds own for which Massachusetts Mutual Life Insurance Company is an investment advisor. The address of MassMutual is 1295 State Street, Springfield, Massachusetts 01111.

(9) Based on a Schedule 13G dated February 10, 2000 Dalton, Greiner, Hartman, Maher & Co. ("Dalton Greiner") filed with the Commission. The address of Dalton Greiner is 1100 Fifth Avenue South, Suite 301, Naples, Florida 34102.

(10) The shares of CompX Class A Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options granted pursuant to the 1997 Plan that such person may exercise within 60 days subsequent to the Record Date:

                                                                                     Shares of CompX Class A Common
                                                                                         Stock Issuable Upon the
                                                                                        Exercise of Stock Options
                                 Name of Beneficial Owner                                On or Before May 21, 2000
         -----------------------------------------------------------------------        --------------------------
         Paul M. Bass, Jr.......................................................                    800
         David A. Bowers........................................................                 13,000
         Joseph S. Compofelice..................................................                 40,000
         Edward J. Hardin.......................................................                    800
         Ann Manix..............................................................                    400
         Glenn R. Simmons.......................................................                 20,400
         Steven L. Watson.......................................................                  4,000
         Ronald J. Simmons......................................................                 10,000
         John A. Miller.........................................................                  8,000
         Todd W. Strange........................................................                  3,000

(11) The shares of CompX Class A Common Stock shown as beneficially owned by Joseph S. Compofelice include 1,000 shares he jointly holds with his wife.

     CompX understands that Contran and related entities may consider acquiring or disposing of shares of CompX Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of CompX Class A Common Stock in the market, an assessment of the business of and prospects for CompX, financial and stock market conditions and other factors deemed relevant by such entities. CompX may similarly consider acquisitions of shares of CompX Class A Common Stock and acquisitions or dispositions of securities issued by related entities.

     CompX does not presently intend, and understands that Contran does not presently intend, to engage in any transaction or series of transactions that would result in the CompX Class A Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or ceasing to be traded on a national securities exchange.

     Ownership of Valhi and its Parents. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the common stock, par value $0.01 per share, of Valhi ("Valhi Common Stock") held by each director of CompX, each named executive officer and all directors and executive officers of CompX as a group. Except as set forth below, no securities of CompX's parent companies are beneficially owned by any director or executive officer of CompX. All information has been taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.

                                                                                       Valhi Common Stock
                                                                             ---------------------------------------
                                                                              Amount and Nature of      Percent of
Name of Beneficial Owner                                                     Beneficial Ownership (1)   Class (1)(2)
------------------------                                                     ------------------------   ------------
Paul M. Bass, Jr.........................................................          1,000 (3)                 *
David A. Bowers..........................................................          5,000 (3)(4)              *
Joseph S. Compofelice....................................................            -0-                     *
Edward J. Hardin.........................................................            -0-                    -0-
Ann Manix................................................................            -0-                    -0-
Glenn R. Simmons.........................................................        423,183 (3)(4)(5)           *
Steven L. Watson.........................................................        328,635 (3)(4)              *
Ronald J. Simmons........................................................          7,000 (4)                 *
John A. Miller...........................................................            -0-                    -0-
Todd W. Strange..........................................................            -0-                    -0-
All directors and executive officers of CompX as a group (11 persons)....        764,818 (3)(4)(5)           *
--------------------

*    Less than 1%.

(1) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares of Valhi Common Stock set forth opposite their names. The number of shares and percentage of ownership of Valhi Common Stock for each person or group assumes the exercise by such person or group (exclusive of others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 114,628,514 shares of Valhi Common Stock outstanding as of the Record Date. For purposes of calculating the outstanding shares of Valhi Common Stock as of the Record Date, 1,186,200 shares of Valhi Common Stock held by a subsidiary of NL and 1,000,000 shares of Valhi Common Stock held by Valmont are excluded from the amount of Valhi Common Stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares as treasury stock for voting purposes.

(3) Excludes certain shares that such individual may be deemed to indirectly and beneficially own as to which such individual disclaims beneficial ownership. See footnote (4) to the "Ownership of CompX" table.

(4) The shares of Valhi Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options Valhi granted pursuant to its stock option plans that such person may exercise within 60 days subsequent to the Record Date:

                                                                                       Shares of Valhi Common Stock
                                                                                        Issuable Upon the Exercise
                                                                                             of Stock Options
                                   Name of Beneficial Owner                               On or Before May 21, 2000
         --------------------------------------------------------------------------     ----------------------------
         David A. Bowers...........................................................                 5,000
         Glenn R. Simmons..........................................................               420,000
         Steven L. Watson..........................................................               310,000
         Ronald J. Simmons.........................................................                 7,000

(5) The shares of Valhi Common Stock shown as beneficially owned by Glenn R. Simmons include 800 shares his wife holds in her retirement account, with respect to which shares he disclaims beneficial ownership.

     COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND OTHER INFORMATION

     Compensation of Directors. During 1999, directors of CompX who were not also employees of CompX received an annual retainer of $15,000 paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and as a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors and/or committees thereof. In addition, directors who were members of the audit committee or MD&C Committee received an annual retainer of $1,000, paid in quarterly installments, for each committee on which they served. CompX also reimbursed its nonemployee directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors and/or its committees. CompX paid director fees during 1999 to Paul M. Bass, Jr., Edward J. Hardin, Ann Manix, Glenn R. Simmons and a former director, Robert W. Singer.

     In February 1999, the MD&C Committee, upon the recommendation of the Board of Directors, approved under the 1997 Plan annual grants to CompX's nonemployee directors. Each annual grant consists of a grant at each annual meeting of CompX's stockholders of 500 shares of CompX Class A Common Stock and stock options exercisable for 2,000 shares of CompX Class A Common Stock, which options will have an exercise price equal to the closing sales price of CompX Class A Common Stock on the date of grant, have a term of 10 years and vest 20% over the first five anniversaries of the date of grant.

     CompX and Valhi are parties to an intercorporate services agreement (the "Valhi ISA") pursuant to which Valhi provided certain services to CompX during 1999, including services that Steven L. Watson rendered to CompX. See "Certain Relationships and Transactions-Intercorporate Services Agreements."

     Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by CompX and its subsidiaries for services rendered to CompX and its subsidiaries during 1999, 1998 and 1997 by CompX's chief executive officer and each of the four other most highly compensated individuals who were executive officers of CompX at December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                                                Compensation (1)
                                                                                ----------------
                                                                                    Awards
                                                                                ----------------
                                                   Annual Compensation (2)          Shares
             Name and                           --------------------------        Underlying          All Other
         Principal Position           Year       Salary             Bonus         Options (#)       Compensation
-----------------------------------   -----     --------        ------------   ----------------    --------------
Joseph S. Compofelice (3)..........   1999      $500,000        $     -0-                -0-         $ 22,348 (5)
Chairman of the Board, President      1998       500,000        1,980,000 (4)        100,000           20,000 (5)
   and Chief Executive Officer        1997           -0-              -0-                -0-              -0-

John A. Miller (6).................   1999       200,000           50,000 (6)         40,000              -0-
Vice President, Chief Financial
   Officer and Treasurer

David A. Bowers....................   1999       160,000          120,000             15,000           22,348 (5)
Vice President and President of       1998       160,000          400,056 (4)         25,000           20,000 (5)
   CompX Security Products            1997       147,000          125,000                -0-           20,500 (5)

Ronald J. Simmons (7)..............   1999       147,937           56,987             20,000            3,378 (9)
Vice President and President of       1998       125,514          449,231 (8)         15,000            3,383 (9)
   CompX Americas                     1997       117,753           86,667                -0-            3,618 (9)


Todd W. Strange (10)...............   1999        99,840           15,000             15,000              -0-
Vice President and Controller         1998        16,640            5,000                -0-              -0-
--------------------

(1) No shares of restricted stock were granted to the named executive officers nor payouts made to the named executive officers pursuant to long-term incentive plans during the last three years. Therefore, the columns for such compensation have been omitted.

(2) Other annual compensation for each of the named executive officers included perquisites, which perquisites were less than the level required for reporting pursuant to Commission rules. Therefore, the column for other annual compensation has been omitted.

(3)  Mr. Compofelice became an executive officer of CompX in December 1997.

(4) Each of these named executive officer's 1998 bonus amount includes CompX's dollar amount valuation of shares of CompX Class A Common Stock that CompX awarded each of these named executive officers in February 1998 as a bonus subject to the consummation of CompX's initial public offering of CompX Class A Common Stock (the "IPO Bonus Share Awards"). Pursuant to Messrs. Compofelice's and Bowers' elections under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), CompX valued these IPO Bonus Share Awards for purposes of the compensation table above based on the shares' fair market value at the time of the award taking into account their illiquidity at the time of the award. In March 1998, pursuant to the IPO Bonus Share Awards, CompX issued to Messrs. Compofelice and Bowers 100,000 and 16,220 shares of CompX Class A Common Stock, respectively.

(5) All other compensation for 1999, 1998 and 1997 for Messrs. Compofelice and Bowers consisted of CompX's matching contributions to their accounts under the NCL 401(k) Plan and CompX's contributions to their account under the National Cabinet Lock, Inc. Capital Accumulation Pension Plan, a defined contribution plan (the "CAPP Plan"), as follows:

                                                                          Employer's
                                                                        NCL 401(k) Plan   Employer's
                                                                           Matching       CAPP Plan
                        Named Executive Officer                  Year    Contributions   Contributions   Total
         ---------------------------------------------------    ------  ---------------  -------------  -------
         Joseph S. Compofelice...............................   1999         $7,530      $ 14,818      $ 22,348
                                                                1998          6,111        13,889        20,000
                                                                1997            -0-           -0-           -0-

         David A. Bowers.....................................   1999         $7,530        14,818        22,348
                                                                1998          6,111        13,889        20,000
                                                                1997          5,740        14,760        20,500

(6) Mr. Miller became an employee and executive officer of CompX as of January 1, 1999 and received a $50,000 sign-on bonus.

(7) Waterloo paid Ronald J. Simmons his base salary, cash bonus and contributions to his retirement plan in Canadian dollars. CompX reports these amounts in the table above in U.S. dollars based on the average exchange rates for 1999, 1998 and 1997 of CN$1.480 per US$1.00, CN$1.478
     per US$1.00 and CN$1.382 per US$1.00, respectively.

(8) Mr. Simmons' 1998 bonus amount includes a dollar amount for Mr. Simmons' IPO Bonus Share Award. CompX valued Mr. Simmons' IPO Bonus Share Award for purposes of the compensation table above at the CompX Class A Common Stock initial public offering price of $20.00 per share. In March 1998, pursuant to Mr. Simmons' IPO Bonus Share Award, CompX issued to Mr. Simmons 16,220 shares of CompX Class A Common Stock.

(9) These amounts represent Waterloo's contribution to the account of Ronald J. Simmons under The Salaried Employee Pension Plan of Waterloo Furniture Components Limited.

(10) Mr. Strange became an executive officer of CompX as of December 15, 1998.

     Grants of Stock Options. The following table provides information, with respect to the named executive officers, concerning the grant of stock options under the 1997 Plan during 1999. CompX has not granted any stock appreciation rights ("SARs").


                              OPTION GRANTS IN 1999

                                                 Individual Grants
                             ------------------------------------------------------
                                                                                     Potential Realizable Value at
                              Number of      Percent of                                 Assumed Annual Rates of
                              Shares of     Total Options                               Stock Price Appreciation
                              Underlying      Granted to     Exercise or                    for Option Term (1)
                               Options        Employees      Base Price    Expiraion  ------------------------------
           Name               Granted (#)      in 1999       Per Share       Date           5%               10%
-------------------------    ------------    -----------    -----------   ----------  ------------      -------------
Joseph S. Compofelice....        -0-            0.00%           n/a            n/a           n/a               n/a

John A. Miller...........     40,000 (2)       16.46%        $20.00 (2)   01/25/09     $ 503,200 (3)   $  1,274,800 (3)


David A. Bowers..........     15,000 (2)        6.17%        $17.94 (2)   02/17/09       169,200 (4)        428,850 (4)

Ronald J. Simmons........     20,000 (2)        8.23%        $17.94 (2)   02/17/09       225,600 (4)        571,800 (4)

Todd W. Strange..........     15,000 (2)        6.17%        $20.00 (2)   01/25/09       188,700 (3)        478,050 (3)

All stockholders' gain (5)       n/a              n/a           n/a            n/a         109MM (5)          225MM (5)


-----------

(1) Pursuant to the rules of the Commission, the amounts under these columns reflect calculations at assumed 5% and 10% appreciation rates and, therefore, are not intended to forecast future appreciation, if any, of CompX Class A Common Stock. The potential realizable value to the optionees was computed as the difference between the appreciated value, at the expiration dates of the stock options, of the CompX Class A Common Stock obtainable upon exercise of such stock options over the aggregate exercise price of such stock options.

     The amount of gain to the optionees is dependent on the amount of increase in the price of CompX Class A Common Stock, which would benefit all stockholders proportionately. These potentially realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Commission regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of CompX Class A Common Stock, overall market conditions and the timing of the exercise thereof by each respective optionee. There can be no assurance that the amounts reflected in the table will be achieved.

(2) This stock option is exercisable for shares of CompX Class A Common Stock and becomes exercisable at a rate of 20% on each of the first five anniversary dates of the date of grant. The exercise price for this stock option can be paid in already owned shares of CompX Class A Common Stock, provided such tendered shares were held by the optionee for at least six months.

(3) The appreciated value per share on January 25, 2009, based on the $20.00 per share market value of a share of CompX Class A Common Stock on January 25, 1999, would be $32.58 and $51.87 at the hypothetical 5% and 10% rates, respectively.

(4) The appreciated value per share on February 17, 2009, based on the $17.94 per share market value of a share of CompX Class A Common Stock on February 17, 1999, would be $29.22 and $46.53 at the hypothetical 5% and 10% rates, respectively.

(5) The $109,053,000 and $225,194,000 amounts shown represent the cumulative increase in value stockholders would receive on all outstanding shares of CompX Class A Common Stock over a ten-year period at the hypothetical 5% and 10% appreciation rates, respectively, based on the $17.94 per share market value of the 6,148,580 shares of CompX Class A Common Stock outstanding on the close of business February 17, 1999 and the reinvestment of cash dividends paid at a rate equal to CompX's cash dividend payments initiated on December 31, 1999 of $0.125 per share per calendar quarter.

     Stock Option Exercises and Holdings. The following table provides information, with respect to the named executive officers, concerning the amount the named executive officer realized in 1999 upon the exercise of stock options for Valhi Common Stock and the value of unexercised stock options exercisable for CompX Class A Common Stock or Valhi Common Stock held as of December 31, 1999. Neither CompX nor Valhi has granted any SARs.

                  AGGREGATE STOCK OPTION EXERCISES IN 1999 AND
                         DECEMBER 31, 1999 OPTION VALUES

                                                               Number of Shares
                                 Shares                            Underlying                Value of Unexercised
                                Acquired                     Unexercised Options at          In-the-Money Options
                                   on                         December 31, 1999 (#)         at December 31, 1999 (1)
                                Exercise       Value        --------------------------    ---------------------------
           Name                    (#)        Realized      Exercisable  Unexercisable    Exercisable   Unexercisable
-------------------------       --------     ----------     -----------  -------------    -----------   -------------
Joseph S. Compofelice
  CompX Stock Options.....           -0-  $     -0-              20,000          80,000  $        -0-  $          -0-
  Valhi Stock Options.....           -0-        -0-              50,000             -0-       173,000             -0-
                                    ----       ----              ------          ------       -------            ----
                                     -0-        -0-              70,000          80,000       173,000             -0-

John A. Miller
  CompX Stock Options.....           -0-        -0-                 -0-          40,000           -0-             -0-

David A. Bowers
  CompX Stock Options.....             0          0               5,000          35,000           -0-           6,525
  Valhi Stock Options.....        10,000     49,075  (2)            -0-           5,000           -0-          12,500
                                  ------     ------               -----          ------          ----          ------
                                  10,000     49,075               5,000          40,000           -0-          19,025

Ronald J. Simmons
  CompX Stock Options.....             0          0               3,000          32,000           -0-           8,700
  Valhi Stock Options.....         8,000     53,840  (2)          5,000           2,000           -0-           5,000
                                   -----     ------               -----          ------          ----          ------
                                   8,000     53,840               8,000          34,000           -0-          13,700

Todd W. Strange
  CompX Stock Options.....           -0-        -0-                 -0-          15,000           -0-             -0-

--------------

(1) The aggregate amount is based on the difference between the exercise price of the individual stock options and, as applicable, the $10.50 per share closing sales price of Valhi Common Stock and the $18.375 per share closing sales price of the CompX Class A Common Stock as reported on the New York Stock Exchange Composite Tape on December 31, 1999.

(2) The amount realized is based on the difference between the last reported sales price per share of Valhi Common Stock as reported on the New York Stock Exchange Composite Tape on the date of exercise and the exercise price per share.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires CompX's executive officers, directors and persons who own more than 10% of a registered class of CompX's equity securities to file reports of ownership with the Commission, the New York Stock Exchange, Inc. and CompX. Based solely on the review of the copies of such forms and written representations by certain reporting persons, CompX believes that for 1999 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a).

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the MD&C Committee deliberated on CompX executive officer compensation. The MD&C Committee is currently comprised of Paul M. Bass, Jr. (chairman) and Ann Manix, both nonemployee directors of CompX.

     In 1999 no CompX executive officer deliberated on the compensation of executive officers of another entity (as a member of the other entity's compensation committee, board of directors or otherwise), one of whose executive officers deliberated on the compensation of CompX's executive officers (as a member of the MD&C Committee, the Board of Directors or otherwise).

     CompX and its affiliates engaged and paid to Rogers & Hardin LLP, a law firm of which CompX's director Edward J. Hardin is a partner, approximately $75,000 in fees for services Rogers & Hardin LLP rendered to CompX and its affiliates in 1999. CompX expects that it and its affiliates will continue their relationships with Rogers & Hardin LLP in 2000.

            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The MD&C Committee consists of individuals who are neither officers nor employees of CompX or its subsidiaries. The MD&C Committee reviews and recommends compensation policies and practices related to CompX's executive officers and other employees, including stock-based compensation. However, any action in connection with the salary of the chief executive officer is reviewed and approved by the Board of Directors after a recommendation by the MD&C Committee. See "Meetings and Committees of the Board of Directors - Management Development and Compensation Committee."

     CompX's executive compensation system generally consists of three primary components: salary, annual variable compensation and stock-based compensation, including stock options, restricted stock and/or stock appreciation rights. Through the use of the foregoing, the MD&C Committee seeks to achieve a balanced compensation package that will attract and retain high quality key executives, appropriately reflect each such executive officer's individual performance, contributions, and general market value, and provide further incentives to the executive officers to maximize annual operating performance and long-term stockholder value.

Annual Salaries

     Base salaries for executive officers of CompX have been established on a position-by-position basis. The chief executive officer conducts annual internal reviews of executive officer salary levels other than his own in an attempt to rank salary and job value to each position. The chief executive officer then makes recommendations on salaries to the MD&C Committee. The MD&C Committee reviews the chief executive officer's recommendations regarding changes in salaries for executive officers other than himself. When recommendations regarding changes in salary levels are made by the chief executive officer, the MD&C Committee may take such actions, including any modifications to the recommendation, as it deems appropriate. If the MD&C Committee decides a change in the salary of the chief executive officer is warranted, the MD&C Committee will make the recommendation to the Board of Directors and the Board of Directors may take such actions, including any modifications to the recommendation, as it deems appropriate. In each case the determinations of the MD&C Committee and the Board of Directors, as applicable, may be based primarily on a subjective evaluation of past and potential future individual performance and contributions and alternative opportunities that might be available to the executives in question. The MD&C Committee or the Board of Directors, as applicable, may also review compensation data from companies employing executives in positions similar to those whose salaries were being reviewed as well as market conditions for executives in general with similar skills, background and performance levels, both inside and outside of CompX's businesses (such companies may include companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as CompX, or where the executive in question has similar responsibilities.

     The MD&C Committee based its actions regarding executive officer 1999 salaries primarily upon the chief executive officer's recommendations with regard to all executive officers other than himself and its general business knowledge. In 1999, no specific survey or study was utilized to make salary determinations. The MD&C Committee approved a 1999 salary increase for Mr. Ronald J. Simmons from $123,300 annually to $150,000 annually due to an increase in his responsibilities. No action was taken with respect to the 1999 salaries of any of the other executive officers of CompX.

Annual Variable Compensation

     Awards under the variable compensation plan constitute a significant portion of an executive's potential annual cash compensation (between 0% and 150% of salary for the chief executive officer and certain executive officers). Awards are based on CompX and/or business units of CompX achieving annual predetermined operating income goals. CompX's management makes recommendations to the Board of Directors regarding the operating income plan for the year after reviewing market conditions and CompX's operations, competitive position, marketing opportunities, and strategies for maximizing financial performance. The Board of Directors approves this recommendation with modifications it deems appropriate. Based on the business plan for the year, the MD&C Committee sets CompX's and its business units' operating income goals at three levels that are designed to help focus CompX's executives on achieving superior annual operating results in light of existing conditions: a threshold level, which is the minimum operating income level for any award to be made under the variable compensation plan (the "Minimum Level"), a target level (the "Target Level") and a maximum level (the "Maximum Level"). The variable compensation plan, in combination with salary, is designed to result in executive officers and other eligible participants receiving annual cash compensation below competitive compensation levels if the Minimum Level is not achieved.

     Pursuant to the variable compensation plan, if operating income is below the Minimum Level, no variable compensation is paid. If the Minimum Level is met, executive officers are eligible to receive variable compensation payments that in 1999 ranged between 20% and 50% of salary, depending on the executive. If the Target Level is reached, the range of variable compensation payments is higher, and in 1999 ranged between 30% and 100% of salary, depending on the executive. If the Maximum Level is reached or exceeded, executives are eligible to receive the highest variable compensation payments, and in 1999 the range of payments for which executives were eligible was between 40% and 150% of salary, depending on the executive.

     As a result of CompX achieving 1999 operating income below the Minimum Level, in the first quarter of 2000 the MD&C Committee awarded no variable compensation to the chief executive officer and the chief financial officer. The 1999 variable compensation of each of the other executive officers, however, was partially based on a respective business unit of CompX that achieved operating income above one of the unit's operating income goals. Accordingly, in the first quarter of 2000 the MD&C Committee awarded a variable compensation award to each such executive officer based on the achieved operating income goal of the unit to which such executive officer's variable compensation was partially based. The 1999 awards under the variable compensation plan to the named executive officers are set forth in the bonus column in the Summary Compensation Table set forth above.

     Apart from the variable compensation plan, the MD&C Committee may award other bonuses outside of the variable compensation plan as the MD&C Committee deems appropriate from time to time under its general authority or under a separate discretionary plan. The MD&C Committee did not award such other bonuses to executive officers, including the chief executive officer, in 1999.

Stock-Based Compensation

     The 1997 Plan supports the goal of maximizing long-term stockholder value by providing for stock-based compensation, the value of which is directly related to increases in stockholder value. Stock option grants, in particular, are considered a significant element of CompX's total compensation package for the chief executive officer and the other executive officers of CompX. The MD&C Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of CompX from the stockholders' perspective.

     Stock option grants are intended to provide incentives to increase stockholder value in the future and to reward past performance by the executive. In 1999, the MD&C Committee reviewed recommendations by the chief executive officer regarding stock option grants to executive officers other than the chief executive officer. The MD&C Committee granted stock options to executive officers, other than the chief executive officer, based on the chief executive officer's recommendations. The chief executive officer based his recommendations on a subjective evaluation regarding each executive's performance and responsibilities. In 1999, the chief executive officer included in his recommendations regarding the number of options to be granted to each executive officer, other than the chief executive officer, the amount and terms of options already held by such officers. The MD&C Committee did not grant the chief executive officer any stock options in 1999. Stock options granted to executive officers in 1999 are reported in the Option Grants in 1999 table set forth above.

     To help assure a focus on long-term creation of stockholder value, in 1999 the MD&C Committee granted stock options with a term of ten years that vest 20% on each of the first five anniversaries of the stock option's date of grant. Although permitted under the 1997 Plan, the MD&C Committee in 1999 did not grant any restricted stock, stock appreciation rights or other equity-based awards.

Tax Code Limitation on Executive Compensation Deductions

     In 1993, Congress amended the Internal Revenue Code to impose a $1.0 million deduction limit on compensation paid to the chief executive officer and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's shareholders. It is CompX's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that permits CompX to deduct fully such compensation.

     The foregoing report is submitted by the following individuals in the capacities indicated:

        Paul M. Bass, Jr.                         Ann Manix
        Chairman of the MD&C Committee            Member of the MD&C Committee

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on CompX Class A Common Stock against the cumulative total return of the Russell 2000 Stock Index and a self-selected peer group of companies index for the period commencing March 6, 1998 (the date upon which CompX first registered with the Commission the CompX Class A Common Stock under Section 12 of the Exchange Act) and ending December 31, 1999. The self-selected peer group index is comprised of Bush Industries, Inc., Herman Miller, Inc., HON Industries Inc., Interface, Inc., Knape & Vogt Manufacturing Company, Leggett & Platt, Incorporated and Steelcase Inc. Knoll, Inc. is no longer in the peer group as a result of its equity securities no longer being publicly traded. The graph shows the value at December 31, 1999 assuming an original investment of $100 and reinvestment of cash dividends and other distributions to stockholders.

         Comparison of Cumulative Return Among CompX International Inc., the Russell 2000 Index and a Self-Selected Peer Group Index

                         [PERFORMANCE GRAPH GOES HERE]

                                                                 March 6,         December 31,        December 31,
                                                                   1998              1998                 1999
                                                                 --------         -------------       ------------
CompX International Inc................................              $100             $132                $93

Russell 2000 Index.....................................               100               91                109

Self-Selected Peer Group Index.........................               100               70                 63

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Relationships  with  Related  Parties.  As  set  forth  under  the  caption
"Security Ownership," Harold C. Simmons, through Contran, may be deemed to control CompX. CompX and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held minority equity interest in another related party. CompX continuously considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending upon the business, tax and other objectives then relevant, it is possible that CompX might be a party to one or more of such transactions in the future. In connection with these activities CompX may consider issuing additional equity securities or incurring additional indebtedness. CompX's acquisition activities may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of CompX to engage in transactions with related parties on terms, in the opinion of CompX, no less favorable to CompX than could be obtained from unrelated parties.

     No specific procedures are in place that govern the treatment of transactions among CompX and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Intercorporate Services Agreements. Under the Valhi ISA, Valhi renders or provides for certain management, financial and administrative services to CompX on a fee basis. Such fees are based upon estimates of time devoted to the affairs of CompX by individual Valhi employees and the salaries of such persons. CompX paid Valhi fees of $324,000 for services rendered under the Valhi ISA in 1999. In addition, Valhi charged CompX for the out-of-pocket costs incurred in rendering such services. The Valhi ISA automatically extends on a quarter-to-quarter basis, subject to termination by either party pursuant to written notice 30 days prior to a quarter-end, and may be amended by mutual agreement.

     Under the ISA between  CompX and NL (the "NL ISA"),  NL makes  available to
CompX on a fee basis certain accounting and internal auditing services and occupancy and related office services for CompX's offices in Houston, Texas. Such fees are based upon estimates of NL's costs of providing such services to CompX. CompX paid NL fees of $173,000 for such services rendered in 1999. In addition, NL charged CompX for the out-of-pocket costs incurred in rendering such services. The NL ISA automatically extends on a quarter-to-quarter basis, subject to termination by either party pursuant to written notice 30 days prior to a quarter-end, and may be amended by mutual agreement.

     Insurance Brokerage Commissions. NL Insurance Ltd. of Vermont ("NL Insurance"), Valmont and EWI RE, Inc. ("EWI") provide or broker certain of CompX's insurance policies. NL Insurance is a wholly owned captive insurance company of Tremont. Valmont is a wholly owned captive insurance company of Valhi. Parties related to Contran own 90% of the outstanding common stock of EWI, and a son-in-law of Harold C. Simmons manages the operations of EWI. Consistent with insurance industry practices, NL Insurance, Valmont and EWI receive commissions from the insurance and reinsurance underwriters for the policies that they provide or broker. During 1999, CompX and its subsidiaries paid approximately $431,000 for policies provided or brokered by NL Insurance, Valmont and/or EWI. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to NL Insurance, Valmont and EWI. In CompX's opinion, the amounts that CompX and its subsidiaries paid for these insurance policies are reasonable and similar to those they could have obtained through unrelated insurance companies and/or brokers. CompX expects that these relationships with NL Insurance, Valmont and EWI will continue in 2000.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The  firm  of   PricewaterhouseCoopers   LLP  served  as  CompX's   primary
independent public accountants for the year ended December 31, 1999. CompX's audit committee has appointed PricewaterhouseCoopers LLP as CompX's primary independent public accountants for the year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Meeting.

                STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2001

     Stockholders may submit proposals on matters appropriate for stockholder action at CompX's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by CompX not later than December 6, 2000 to be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 2001. For proposals to be brought at the 2001 Annual Meeting of Stockholders but not included in the proxy statement for such meeting, CompX's bylaws require that the proposal must be delivered to or mailed and received at the principal executive offices of CompX no later than ten days following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made. Any such proposals should be addressed to: Corporate Secretary, CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                         1999 ANNUAL REPORT ON FORM 10-K

     A copy of CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission, is included as part of the annual report mailed to CompX's stockholders with this proxy statement. Copies of such annual report may be obtained without charge by writing: Corporate Secretary, CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                                                        COMPX INTERNATIONAL INC.




                                                        Houston, Texas
                                                        March 30, 2000


















































                            CompX International Inc.
                       16825 Northchase Drive, Suite 1200
                              Two Greenspoint Plaza
                              Houston, Texas 77060

                            COMPX INTERNATIONAL INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       OF COMPX INTERNATIONAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2000



         The undersigned hereby appoints Joseph S. Compofelice, John A. Miller and A. Andrew R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2000 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), to be held at the offices of Valhi, Inc. at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Thursday, May 11, 2000, at 10:00 a.m. (local time), and at any adjournment or postponement of said Meeting, all of the shares of class A and class B common stock, par value $0.01 per share, of CompX standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy.

            THIS PROXY MAY BE REVOKED AS SET FORTH IN THE COMPX PROXY
                     STATEMENT THAT ACCOMPANIED THIS PROXY.

         This proxy, if properly executed, will be voted in the manner directed on this proxy. If no direction is made, this proxy will be voted "FOR" all nominees for election as directors named in proposal 1 and, to the extent allowed by the federal securities laws, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

    PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                                SEE REVERSE SIDE.

                            COMPX INTERNATIONAL INC.
     PLEASE MARK YOUR VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1.       Election of Seven Directors

         Nominees:         Paul M. Bass, Jr., David A. Bowers,  Joseph S.
                           Compofelice,  Edward J. Hardin,  Ann Manix,  Glenn R.
                           Simmons and Steven L. Watson.

         [  ].....FOR all nominees

         [  ].....WITHHOLD AUTHORITY to vote for all nominees

         [  ].....FOR all nominees (except as marked)


     ----------------------------------------------------------------------
     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

               [  ]  FOR               [  ]  AGAINST             [  ]  ABSTAIN


Address Change    [  ]
(Instruction:  Make necessary corrections to the mailing label.)


SIGNATURE(S)                                          DATE
              ----------------------------------            ------------------

SIGNATURE(S)                                          DATE
              ----------------------------------            ------------------

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. The undersigned hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.